Exhibit 99.1
August  16, 2005

Tofutti Press Release


Company Contact:  Steve Kass
                  Chief Financial Officer
                  (908) 272-2400
                  (908) 272-9492 (Fax)


                    TOFUTTI ANNOUNCES SECOND QUARTER RESULTS

        Cranford, New Jersey -- August 16, 2005 -- TOFUTTI BRANDS INC. (AMEX
Symbol: TOF) today announced its results for the thirteen and twenty-six week periods ended July 2, 2005.

        Net sales for the thirteen week period ended July 2, 2005 at approximately $5.1 million decreased $58,000 from the sales recorded for the thirteen weeks ended June 26, 2004. Net sales for the twenty-six week period ended July 2, 2005 increased 2% to $9.3 million compared with net sales of $9.1 million for the twenty-six week period ended June 26, 2004. For the thirteen and twenty-six week periods ended July 2, 2005, the Company reported operating income of $494,000 and $623,000, respectively, as compared with operating income of $465,000 and $564,000 for the thirteen and twenty-six week periods in 2004. The Company's operating results continued to be negatively impacted as a result of rising raw material costs, increased costs of manufacturing, new product start-up costs, including costs incurred at new co-packaging locations, and higher packaging and freight charges. The Company expects that during the remainder of 2005 its operating expenses will continue to be affected by these same factors, but expects that recently completed sales price increases will help mitigate the effect of these higher operating costs.

        The Company recorded net income of $287,000 ($0.05 per share on a basic and diluted basis) for the thirteen weeks ended July 2, 2005 compared to $264,000 ($0.05 per share (basic) and $0.04 per share(diluted)) for the thirteen weeks ended June 26, 2004. Net income for the twenty-six weeks ended July 2, 2005 was $363,000 ($0.06 per share on a basic and diluted basis) compared to $336,000 ($0.06 per share (basic) and $0.05 per share(diluted)) for the twenty-six weeks ended June 26, 2004.

        Although the Company has utilized over $4.1 million since September 2000 in connection with its stock repurchase program and in the retirement of dilutive options, it had working capital of $4.0 million and cash and cash equivalents of over $2.0 million at July 2, 2005.

        Mr. David Mintz, Chairman and Chief Executive Officer of the Company stated, "The competitive pressures affecting the frozen desserts market continued in the second quarter. In view of these competitive pressures, we are relatively pleased with our selling efforts and operating results in the period. Our major customers increased their order flow in the quarter and we expect that to continue for the balance of this year. We also look forward to an improvement in our gross profit margins during the third and fourth quarters as a result of our recently completed price increases."

        TOFUTTI BRANDS INC. is principally involved in the development, production and marketing of TOFUTTI brand soy-based, dairy-free frozen desserts and soy-based, dairy-free food products which contain no butterfat or cholesterol. TOFUTTI products are sold in grocery stores, supermarkets, health and convenience stores throughout the United States and in seventeen other countries.

        Some of the statements in this press release concerning the Company's future prospects are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Actual results may vary significantly based upon a number of factors including, but not limited to business conditions both domestic and international, competition, changes in product mix or distribution channels, resource constraints encountered in promoting and developing new products and other risk factors detailed in the Company's filings with the Securities and Exchange Commission, including its annual report on Form 10-KSB.

                               TOFUTTI BRANDS INC.
                       Condensed Statements of Operations
                    (in thousands, except per share figures)

                                        Thirteen      Thirteen     Twenty-six      Twenty-six
                                      weeks ended   weeks ended    weeks ended     weeks ended
                                         7/2/05        6/26/04        7/2/05          6/26/04
                                      -----------   -----------    -----------     -----------

Net sales........................        $5,091        $5,149         $9,331          $9,141
Cost of sales....................         3,371         3,444          6,145           6,283
                                          -----         -----          -----           -----
Gross profit.....................         1,720         1,705          3,186           2,858
Operating expenses...............          1226         1,240          2,563           2,294
                                           ----         -----          -----           -----
Operating income.................           494           465            623             564
Interest income..................             1             3              3               4
                                              -             -              -               -
Income before income taxes.......           495           468            626             568
Income taxes.....................           208           204            263             232
                                            ---           ---            ---             ---
Net income ......................          $287          $264           $363            $336
                                           ====          ====           ====            ====
Net income per share:
        Basic....................         $0.05         $0.05           $0.06           $0.06
                                          =====         =====           =====           =====
        Diluted..................         $0.05         $0.04           $0.06           $0.05
                                          =====         =====           =====           =====
Weighted average number of shares
  outstanding:
        Basic....................         5,635         5,702          5,636           5,727
                                          =====         =====          =====           =====
        Diluted..................         6,219         6,296          6,219           6,313
                                          =====         =====          =====           =====


                               TOFUTTI BRANDS INC.
                            Condensed Balance Sheets
                                 (in thousands)

                                                               July 2, 2005     January 1, 2005
                                                               ------------     ---------------
                                                                (Unaudited)        (Audited)
Assets
Current assets:
     Cash and equivalents                                        $2,010             $2,199
     Accounts receivable, net of allowance for doubtful
        accounts of $255 and $219, respectively                   1,880              1,614
     Inventories                                                    995                792
     Prepaid expenses                                                 2                 14
     Deferred income taxes                                          296                593
                                                                 ------             ------
Total current assets                                              5,183              5,212
     Fixed assets (net of accumulated depreciation of
        $12 and $10, respectively)                                   36                 38
     Other assets                                                    16                 16
                                                                 ------             ------
                                                                 $5,235             $5,266
                                                                 ======             ======
Liabilities and Stockholders' Equity
Current liabilities:
     Accounts payable and accrued expenses                       $1,023               $691
     Accrued officers' compensation                                  --                500
     Income taxes payable                                           196                403
                                                                 ------             ------
                  Total current liabilities                       1,219              1,594
                                                                 ------             ------
Commitments and contingencies                                        --                 --
Stockholders' equity:
     Preferred stock                                                 --                 --
     Common stock                                                    56                 56
     Additional paid-in capital                                     144                162
     Retained earnings                                            3,816              3,454
                                                                 ------             ------
                 Total stockholders' equity                       4,016              3,672
                                                                 ------             ------
                 Total liabilities and stockholders' equity      $5,235             $5,266
                                                                 ======             ======


